                        As filed with the Securities and
                             Exchange Commission on
                                   May 7, 2001

                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      WHITE ELECTRONIC DESIGNS CORPORATION
             (Exact name of registrant as specified in its charter)

          Indiana                                                 35-0905052
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                            3601 E. University Drive
                             Phoenix, Arizona 85034
                    (Address of Principal Executive Offices)


                      WHITE ELECTRONIC DESIGNS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

       Hamid R. Shokrgozar                            Copy of Communications to:
President and Chief Executive Officer                     Samuel C. Cowley
White Electronic Designs Corporation                     Snell & Wilmer
      3601 E. University Drive                          One Arizona Center
      Phoenix, Arizona 85034                         Phoenix, Arizona 85004-0001
(Name and address of agent for service)

                                 (602) 437-1520
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE


      Title of                  Amount to be           Proposed Maximum               Proposed Maximum        Amount of Registration
    Securities to              Registered(1)           Offering Price per            Aggregate Offering                 Fee
   be Registered                                          Share(2)                       Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10
          par                     300,000                   $4.66                         $1,398,000                  $350
         value                     shares


           (1) This Registration Statement also will cover any additional shares of common stock that become issuable under the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of common stock of White Electronic Designs Corporation.

           (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the reported sales price of the Registrant's Common Stock on May 3, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed with the Securities and Exchange Commission by Sensory Science Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

           (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

           (b) Quarterly Report on Form 10-Q for the quarter ended December 30, 2000.

           (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 001-04817) as filed on May 21, 1998.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under Indiana law, a corporation may indemnify an individual made a party to a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, because the individual is or was a director against liability incurred in the proceeding if: (i) the individual's conduct was in good faith, and (ii) the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the best interests of the corporation, (B) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation, and
(C) in the case of a criminal proceeding, the individual either had reason to believe the individual's conduct was lawful, or had no reason to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall indemnify a director, officer, employee or agent who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director, officer, employee or agent was a party because the director, officer, employee or agent is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred in connection with the proceeding.

           A corporation may pay for or reimburse reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the individual furnishes the corporation written affirmation of the individual's good faith belief that the individual has met the standard of conduct for permissive indemnification set forth above; (ii) the individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the individual did not meet such standard of conduct; and (iii) a determination is made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding that the facts known to them would not preclude indemnification under Indiana law. In addition, a corporation may indemnify and advance expenses to a director, officer, employee or agent, consistent with public policy, that may be provided its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

           The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify a director or officer of the Company who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Company against liability if authorized in the specific case after determination, in the manner required by Indiana law, that indemnification is permissible in the circumstances because the individual has met the standard of conduct for permissive indemnification under Indiana law set forth above. The indemnification and advancement of expenses for directors, officers, employees and agents of the Company shall apply when such persons are serving at the Company's request while a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as well as in their official capacity with the Company. The Company may also pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding upon compliance with Indiana law.

           Under Indiana law, a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Indiana law.

           The Company's Amended and Restated Articles of Incorporation provide that the Company may purchase and maintain insurance in the manner specified under Indiana law.

ITEM 8.  EXHIBITS

           Exhibit Index located at page 6.

ITEM 9.  UNDERTAKINGS

                (a)  The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                 (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 7, 2001.

                                  WHITE ELECTRONIC DESIGNS CORPORATION

                                  By: /S/Hamid R. Shokrgozar
                                     --------------------------------------
                                      Hamid R. Shokrgozar
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated. Each person whose signature appears below hereby authorizes Hamid R. Shokrgozar and William J. Rodes, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this Registration Statement.

           Name and Signature                                     Title                                    Date
           ------------------                                     -----                                    ----

/S/Hamid R. Shokrgozar                                      Chairman of the Board of                   May 7, 2001
----------------------------------                          Directors, President and Chief
Hamid R. Shokrgozar                                         Executive Officer



/S/William J. Rodes                                         Secretary and Principal                    May 7, 2001
---------------------------------------                     Accounting Officer
William J. Rodes


/S/Donald F. McGuinness                                     Director                                   May 7, 2001
----------------------------------
Donald F. McGuinness


/S/Thomas M. Reahard                                        Director                                   May 7, 2001
-----------------------------------
Thomas M. Reahard


/S/Edward A. White                                          Director                                   May 7, 2001
--------------------------------------
Edward A. White


/S/Norman T. Hall                                           Director                                   May 7, 2001
----------------------------------------
Norman T. Hall


/S/Thomas J. Toy                                            Director                                   May 7, 2001
----------------------------------------
Thomas J. Toy

                                INDEX TO EXHIBITS


Exhibit
Number                     Description
------                     -----------

  4.1             Rights Agreement dated December 6, 1996               Incorporated by reference to
                  between the Company and American Stock                Exhibit 5C to Registrant's Current
                  Transfer and Trust Company, as Rights                 Report on Form 8-K filed
                  Agent ("Rights Agreement")                            December 19, 1996

  4.2             Amendment No. 1 to Rights Agreement,                  Incorporated by reference to Exhibit
                  effective as of May 3, 1998                           4.3 to the Registrant's Registration
                                                                        Statement on Form S-4 (File No.
                                                                        333-56565)

  5.1             Opinion of Snell & Wilmer

 23.1             Consent of Price Waterhouse Coopers LLP

 23.2             Consent of Snell & Wilmer                             Included in Exhibit 5.1

 24.1             Power of Attorney                                     Included in signature page

 99               Employee Stock Purchase Plan